Page 47






                          WESTAMERICA BANCORPORATION



                                 $15,000,000



                    5.31% Senior Notes Due October 31, 2013







                           NOTE PURCHASE AGREEMENT






                           Dated October 30, 2003


























Page 48

                             TABLE OF CONTENTS


Section			            						Page
-------                                                                    ----
1.	AUTHORIZATION OF NOTES.                                              1

2.	SALE AND PURCHASE OF NOTES.                                          1

3.	CLOSING.                                                             1

4.	CONDITIONS TO CLOSING.                                               2
      4.1	Representations and Warranties.                               2
      4.2	Performance; No Default.                                      2
      4.3	Compliance Certificates.                                      2
      4.4	Opinions of Counsel.                                          2
      4.5	Purchase Permitted By Applicable Law, etc.                    3
      4.6	Payment of Special Counsel Fees.                              3
      4.7	Private Placement Number.                                     3
      4.8	Changes in Corporate Structure.                               3
      4.9	Proceedings and Documents.                                    3

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.                       3
      5.1	Organization; Power and Authority.                            4
      5.2	Authorization, etc.                                           4
      5.3	Disclosure.                                                   4
      5.4   Organization and Ownership of Shares of Subsidiaries;
               Affiliates.                                                   4
      5.5	Financial Statements.                                         5
      5.6	Compliance with Laws, Other Instruments, etc.                 5
      5.7	Governmental Authorizations, etc.                             6
      5.8	Litigation; Observance of Agreements, Statutes and Orders.    6
      5.9	Taxes.                                                        6
      5.10	Title to Property; Leases.                                    7
      5.11	Licenses, Permits, etc.                                       7
      5.12	Compliance with ERISA.                                        7
      5.13	Private Offering by the Company.                              8
      5.14	Use of Proceeds; Margin Regulations.                          8
      5.15	Status of the Notes.                                          9
      5.16	Existing Indebtedness; Future Liens.                          9
      5.17	Foreign Assets Control Regulations, etc.                      9
      5.18	Status under Certain Statutes.                               10
      5.19 Environmental Matters.                                           10

6.	REPRESENTATIONS OF THE PURCHASER.                                    10
      6.1	Purchase for Investment.                                     10
      6.2	Source of Funds.                                             11

7.	INFORMATION AS TO COMPANY.                                          12
      7.1	Financial and Business Information.                          12

                                   i
Page 49
                              TABLE OF CONTENTS
					   (continued)

Section			            						Page
-------                                                                    ----
      7.2	Officer's Certificate.                                       15
      7.3	Inspection.                                                  16

8.	PREPAYMENT OF THE NOTES.                                            16
      8.1	Prepayments Upon Change of Control.                          16
      8.2	No Required Principal Prepayments; Payment at Maturity.      18
      8.3	Optional Prepayments with Make-Whole Amount.                 18
      8.4	Allocation of Partial Prepayments.                           18
      8.5	Maturity; Surrender, etc.                                    18
      8.6	Purchase of Notes.                                           19
      8.7	Make-Whole Amount.                                           19

9.	AFFIRMATIVE COVENANTS.                                              20
      9.1	Compliance with Law.                                         20
      9.2	Insurance.                                                   20
      9.3	Maintenance of Properties.                                   21
      9.4	Payment of Taxes and Claims.                                 21
      9.5	Corporate Existence, etc.                                    21
      9.6	Notes Pari Passu.                                            22

10.	NEGATIVE COVENANTS.                                                 22
      10.1	Transactions with Affiliates.                                22
      10.2	Merger, Consolidation and Sale of Assets.                    22
      10.3	Liens.                                                       23
      10.4	Capitalization.                                              25
      10.5	Nature Of Business.                                          25
      10.6	Consolidated Tangible Net Worth.                             25
      10.7	Non-Performing Assets.                                       25
      10.8	Limitations on Senior Indebtedness.                          25
      10.9	Limitations on Consolidated Indebtedness.                    25
      10.10	Limitations on Double Leverage.                              26

11.	EVENTS OF DEFAULT.                                                  26

12.	REMEDIES ON DEFAULT, ETC.                                           28
      12.1	Acceleration.                                                28
      12.2	Other Remedies.                                              28
      12.3	Rescission.                                                  29
      12.4	No Waivers or Election of Remedies, Expenses, etc.           29

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.                      29
      13.1	Registration of Notes.                                       29
      13.2	Transfer and Exchange of Notes.                              30
      13.3	Replacement of Notes.                                        30



						ii




Page 50
					TABLE OF CONTENTS
                                 (continued)
Section			            						Page
-------                                                                    ----
14.	PAYMENTS ON NOTES.                                                  31
      14.1	Place of Payment.                                            31
      14.2	Home Office Payment.                                         31

15.	EXPENSES, ETC.                                                      31
      15.1	Transaction Expenses.                                        31
      15.2	Survival.                                                    32

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.       32

17.	AMENDMENT AND WAIVER.                                               32
      17.1	Requirements.                                                32
      17.2	Solicitation of Holders of Notes.                            33
      17.3	Binding Effect, etc.                                         33
      17.4	Notes held by Company, etc.                                  33

18.	NOTICES.                                                            33

19.	REPRODUCTION OF DOCUMENTS.                                          34

20.	CONFIDENTIAL INFORMATION.                                           34

21.	SUBSTITUTION OF PURCHASER.                                          35

22.	MISCELLANEOUS.                                                      36
      22.1	Successors and Assigns.                                      36
      22.2	Payments Due on Non-Business Days.                           36
      22.3	Severability.                                                36
      22.4	Construction.                                                36
      22.5	Counterparts.                                                36
      22.6	Governing Law.                                               37
















							iii



Page 51
						TABLE OF CONTENTS
                                      (continued)


SCHEDULE A            Information Relating to Purchaser
SCHEDULE B            Defined Terms
EXHIBIT 1             Form of 5.31% Senior Note due October 31, 2013
EXHIBIT 4.4(a)        Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b)        Form of Opinion of Special Counsel for the Purchaser














































Page 52
                           WESTAMERICA BANCORPORATION
                               1108 Fifth Avenue
                          San Rafael, California 94901


                   5.31% Senior Notes due October 31, 2013


                                                              October 30, 2003


The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

     Westamerica Bancorporation, a California corporation (the "Company"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES.

           The Company will authorize the issue and sale of $15,000,000 aggregate principal amount of its 5.31% Senior Notes due October 31, 2013 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; and references to a "Section" are, unless otherwise specified, references to a Section in this Agreement.

2.      SALE AND PURCHASE OF NOTES.

           Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, the Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.

3.      CLOSING.

           The sale and purchase of the Notes to be purchased by you shall occur at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, at 11:00 a.m., CST time, at a closing (the "Closing") on October 31, 2003. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order

                                    1



Page 53

of immediately available funds in the amount $15,000,000 by wire transfer of immediately available funds for the account of the Company to Westamerica Bank, San Rafael, California, ABA# 0501-00358-6, Account# 1211-40218. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.      CONDITIONS TO CLOSING.

           Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1     Representations and Warranties.

           The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2     Performance; No Default.

           The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3     Compliance Certificates.

       (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

       (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

4.4     Opinions of Counsel.

           You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Bingham McCutchen LLP, counsel for the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Sidley Austin Brown & Wood LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you may reasonably request.

                                     2
Page 54

4.5     Purchase Permitted By Applicable Law, etc.

           On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6     Payment of Special Counsel Fees.

           Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees and expenses of your special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.7     Private Placement Number.

           A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.8     Changes in Corporate Structure.

           Except as specified in Schedule 4.8, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.9     Proceedings and Documents.

           All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           The Company represents and warrants to you that:



                                     3
Page 55

5.1     Organization; Power and Authority.

           The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is a registered bank holding company under the Bank Holding Company Act, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2     Authorization, etc.

           This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3     Disclosure.

           Except as disclosed in Schedule 5.3, this Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4     Organization and Ownership of Shares of Subsidiaries; Affiliates.

       (a) Schedule 5.4 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and executive officers.
                                   4
Page 56

       (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

       (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. Each of the Insured Subsidiaries identified on
Schedule 5.4 as such, is a member in good standing with the Federal Reserve System or duly registered with the State of California, as so noted on
Schedule 5.4, and each Insured Subsidiary's deposit accounts are insured by the Federal Deposit Insurance Corporation and no proceedings for the termination of the revocation of such insurance are pending or, to the best of the Company's knowledge, threatened.

       (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and statutory limitations imposed by corporate law statutes or any Bank Regulatory Authority) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5     Financial Statements.

           The Company has delivered to you copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule
5.5. All of said consolidated financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6     Compliance with Laws, Other Instruments, etc.

           The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of
                                     5
Page 57

any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7     Governmental Authorizations, etc.

           No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except the filing of an executed copy of this Agreement as an exhibit to the Company's periodic reports filed under Section 13(a) of the Exchange Act.

5.8     Litigation; Observance of Agreements, Statutes and Orders.

       (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9     Taxes.

           The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been paid for all fiscal years up to and including the fiscal year ended December 31, 2002.

5.10    Title to Property; Leases.

           The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such
                                   6
Page 58

properties reflected in the most recent audited balance sheet referred to in
Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11    Licenses, Permits, etc.

           Except as disclosed in Schedule 5.11,

       (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

       (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

       (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12   Compliance with ERISA.

       (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

       (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.
                                     7
Page 59

       (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

       (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

       (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

       (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in Section 3 of ERISA, "affiliate" has the meaning specified in Section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "employer Security" has the meaning specified in Section 407(d) of ERISA).

5.13    Private Offering by the Company.

           Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and not more than three other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14    Use of Proceeds; Margin Regulations.

           The Company will use the proceeds of the sale of the Notes for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its
                                    8
Page 60

Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15    Status of the Notes.

           The Notes rank pari passu in right of payment with the Company's other unsecured Indebtedness which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

5.16    Existing Indebtedness; Future Liens.

       (a) Except as described therein, Schedule 5.16 sets forth a complete and correct list of all Indebtedness of the Company and its Subsidiaries to be outstanding as of the closing. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

       (b) Except as disclosed in Schedule 5.16, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.17    Foreign Assets Control Regulations, etc.

       (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

       (b) Neither the Company nor any of its Subsidiaries has violated the provisions of United States Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Exec. Order No. 13,224, 66 Fed. Reg. 49,079 (2001)) or the provisions of Public Law 107-56 (USA Patriot Act).

5.18    Status under Certain Statutes.

           Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.
					9
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5.19     Environmental Matters.

           Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

           Except as otherwise disclosed to you in writing;

       (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

       (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

       (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.      REPRESENTATIONS OF THE PURCHASER.

6.1 Purchase for Investment.

           You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2 Source of Funds.

           You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

       (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that
                                    10

Page 62

there is no "employee benefit plan" with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

       (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

       (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

       (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of
Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

       (e) the Source is a governmental plan; or

       (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or
(g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms "employee benefit plan", "governmental Plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.
					11
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7. INFORMATION AS TO COMPANY.

7.1 Financial and Business Information.

           The Company shall deliver to each holder of Notes that is an Institutional Investor:

       (a) Quarterly Statements - within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

               (iii) Call Reports filed by each of the Company's
      Subsidiaries with its banking regulators for such fiscal quarter, and

               (iv) parent company only financial statements submitted to the Federal Reserve System on Form FR Y-9LP,

setting forth in the case of (i) and (ii) above, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly consolidated financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) (i) and (ii);

       (b) Annual Statements - within 120 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year,

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, and

               (iii) Call Reports filed by each of the Company's
      Subsidiaries with its banking regulators for the last fiscal quarter of such fiscal year,

                                   12
Page 64

setting forth in the case of (i) and (ii) above, in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with applicable requirements and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) (i) and (ii);

       (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, annual report (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder and except for registration statements for compensatory or incentive plans), and each prospectus and all amendments thereto (except for such that relate to registration statements for compensatory or incentive plans) filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

       (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice
                                     13

Page 65

specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

       (e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the closing; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

       (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice (other than a report of examination or similar document whose disclosure is prohibited by law) to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

       (g) Rule 144A - with reasonable promptness, upon the request of any holder of the Notes, any financial or other information as may reasonably be necessary to be delivered to a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) in order to permit compliance with the requirements of Rule 144A(d)(4) of the Securities Act; and

       (h) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

                                     14
Page 66

7.2 Officer's Certificate.

           Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

       (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2 through 10.4 and Sections
10.6 through 10.9 hereof, in each case inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

       (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

       (c) New Subsidiaries - a statement as to whether or not any Subsidiary has been formed or acquired during the applicable period and describing such newly formed or acquired Subsidiary (including, whether such Subsidiary is a member of the Federal Reserve System or registered with the United States Office of Thrift Supervision and/or the State of California Department of Financial Institutions, and if such Subsidiary's deposit accounts are insured by the Federal Deposit Insurance Corporation).

7.3 Inspection.

           The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

       (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

       (b) Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of
                                     15

Page 67

account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES.

8.1 Prepayments Upon Change of Control.

       (a) Notice of Change of Control - The Company will, within two Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes unless notice in respect of such Change of Control shall have been given pursuant to subparagraph (b) of this Section 8.1. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.1 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.1.

       (b) Condition to Company Action - The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least fifteen days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.1, accompanied by the certificate described in subparagraph (g) of this Section 8.1, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.1.

       (c) Offer to Prepay Notes - The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.1 shall be an offer to prepay, in accordance with and subject to this Section 8.1, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.1, such date shall be not less than five days and not more than fifteen days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the fifth day after the date of such offer).

       (d) Acceptance - A holder of Notes may accept the offer to prepay made pursuant to this Section 8.1 by causing a notice of such acceptance to be delivered to the Company at least two days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.1 shall be deemed to constitute an acceptance of such offer by such holder.

       (e) Prepayment - Prepayment of the Notes to be prepaid pursuant to this Section 8.1 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement

                                     16
Page 68

showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.1.

       (f) Deferral Pending Change of Control - The obligation of the
Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.1 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.1 in respect of such Change of Control shall be deemed rescinded).

       (g) Officer's Certificate - Each offer to prepay the Notes pursuant to this Section 8.1 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.1; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 8.1 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change of Control.

       (h) Effect on Required Payments - The amount of each payment of the principal of the Notes made pursuant to this Section 8.1 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

8.2 No Required Principal Prepayments; Payment at Maturity.

           Other than as set forth in Sections 8.1 and 12.1, there are no required prepayments of principal in respect of the Notes. The entire principal amount of the Notes outstanding on October 31, 2013, together with all accrued and unpaid interest thereon, shall be due and payable on such date.

8.3 Optional Prepayments with Make-Whole Amount.

           The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $2,000,000 or such lesser amount as shall then be outstanding) at 100% of the principal amount so prepaid, together with accrued unpaid interest on such amount, plus the Make-Whole Amount

                                   17
Page 69

determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.4 Allocation of Partial Prepayments.

           In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5 Maturity; Surrender, etc.

           In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6 Purchase of Notes.

           The Company will not and will not permit any Subsidiary or Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Subsidiary or Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7 Make-Whole Amount.

           The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                                   18
Page 70

           "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or 8.3 or has become or is declared to be immediately due and payable pursuant to
Section 12.1, as the context requires.

           "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of 0.50% per annum plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page
PX1" on the Bloomberg Financial Market Service (or such other display as may replace Page PX1 on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement
Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded
U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

           "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

           "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such
Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount
                                    19

Page 71

of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1, 8.3 or 12.1.

           "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

           The Company covenants that so long as any of the Notes are outstanding:

9.1 Compliance with Law.

           The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2 Insurance.

           The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3 Maintenance of Properties.

           The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4 Payment of Taxes and Claims.

           The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all
                                     20
Page 72

other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, governmental charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, governmental charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5 Corporate Existence, etc.

           The Company will at all times remain registered as a "bank holding company" under the Bank Holding Company Act and preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries including without limitation, such Subsidiaries' membership in the Federal Reserve System and registration with any applicable Bank Regulatory Authority unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6 Notes Pari Passu.

           The Company will cause the Notes, at all times, to rank at least pari passu against the assets of the Company with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

10. NEGATIVE COVENANTS.

           The Company covenants that so long as any of the Notes are outstanding:

10.1 Transactions with Affiliates.

           The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate or Subsidiary, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate or Subsidiary.

                                    21
Page 73

10.2 Merger, Consolidation and Sale of Assets.

            The Company will not, and will not permit any Subsidiary to, directly or indirectly, consolidate with, or merge into, any other Person or permit any other Person to consolidate with, or merge into, it or any Subsidiary, or sell, transfer or lease a "substantial part" of its assets in a single transaction or series of transactions to any Person, except that:

       (a) any Subsidiary may consolidate with, or merge into, the Company or another Subsidiary if, immediately after, and after giving effect to, such transaction, the Company is the surviving entity;

       (b) any Subsidiary may consolidate with, or merge into, any other Person, or allow any other Person to consolidate with, or merge into, it, if immediately after, and after giving effect to such transaction, the surviving entity is, or becomes a Subsidiary;

       (c) the Company may merge with any other Person, if

               (i) the Company is the surviving corporation, or if the Company is not the surviving corporation, the surviving corporation
      (the "Successor Corporation") shall be a solvent corporation organized under the laws of the United States of America or any state thereof and shall assume all obligations of the Company,

               (ii) the Successor Corporation, if not the Company, shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of the obligations of the Company under this Agreement and the Notes, including, without limitation, all covenants herein contained, and the Successor Corporation shall cause to be delivered to each holder of a Note an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms, and comply with the terms hereof, and

               (iii) immediately after, and after giving effect to, such merger,

                    (A) no Default or Event of Default shall have occurred and be continuing,

                    (B) the Successor Corporation would be permitted to incur at least $1.00 of additional Senior Indebtedness by the provisions of Section 10.8, and

                    (C) the Successor Corporation has outstanding long-term, unsecured indebtedness rated "A" or its equivalent or better by any of Fitch, Inc., Moody's Investors Service, Inc. or Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.; and

           (d) any Subsidiary may sell, transfer, lease or otherwise dispose of any part of its assets to the Company or any Subsidiary.

                                   22
Page 74

	A sale, transfer, lease or other disposition will be deemed to involve a "substantial part" of the Company's assets if the aggregate Net Proceeds Amount of all such sales, transfers, leases or other dispositions in any one year exceeds 10% of Consolidated Assets of the Company, or the aggregate Net Proceeds Amount of all such sales, transfers, leases or other dispositions since the Closing exceeds 30% of Consolidated Assets of the Company, as determined at December 31, 2002.

10.3 Liens.

           The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

           (a) Liens securing Excluded Indebtedness of the Company and its Subsidiaries;

           (b) Liens for taxes, assessments, governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

           (c) any attachment or judgment Lien, to the extent such Liens would not result in an Event of Default;

           (d) Liens securing obligations (other than for Indebtedness for borrowed money) created in the ordinary course of the banking or financial service business;

           (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capitalized Lease Obligations), performance bonds, purchase, construction or sales contracts and other similar obligations, or (iii) liens of landlords, carriers, warehousemen, mechanics, materialsmen and other similar Liens, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

           (f) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

                                     23
Page 75

       (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

       (h) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 80% (but 100% in the case of property (or improvement thereon) the acquisition of which is financed through a Capitalized Lease Obligation) of the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and (iii) any such Lien shall be created contemporaneously with, or within thirty days after, the acquisition or construction of such property; and

       (i) other Liens not otherwise permitted by paragraphs (a) through
(h), provided that the Indebtedness secured by such other Liens does not exceed $5,000,000.

10.4 Capitalization.

           The Company will not, at any time, have capital levels less than that necessary to be "well-capitalized", as that term is defined in 12 C.F.R. Sec. 225.2(r), as may be modified or amended, or any successor regulation of the Board of Governors of the Federal Reserve System.

10.5 Nature Of Business.

           The Company will not engage, and will not permit any of its Subsidiaries to engage, to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of Closing and businesses reasonably related thereto or in furtherance thereof.

10.6 Consolidated Tangible Net Worth.

           The Company will not permit, at any time, Consolidated Tangible Net Worth to be less than $270,000,000.

10.7 Non-Performing Assets.

           The Company will not permit, at any time, Non-Performing Assets to exceed 2.00% of the sum of Loans Outstanding plus Other Real Estate Owned.

                                     24
Page 76

10.8   Limitations on Senior Indebtedness.

           The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Senior Indebtedness, unless on the date the Company or such Subsidiary becomes liable with respect to any such Senior Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, (a) no Default or Event of Default exists, and (b) Senior Indebtedness does not exceed 20% of Total Capitalization as of the then most recently ended fiscal quarter of the Company.

10.9 Limitations on Consolidated Indebtedness.

           The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, unless on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, (a) no Default or Event of Default exists, and (b) Consolidated Indebtedness does not exceed 30% of Total Capitalization as of the then most recently ended fiscal quarter of the Company.

10.10 Limitations on Double Leverage.

           The Company will not make any equity Investment in one or more Subsidiaries or any Person that concurrently with such equity Investment becomes a Subsidiary unless immediately after giving effect to such action,
(a) the aggregate book value of all such Investments of the Company and its Subsidiaries (valued immediately after such action) would not exceed 125% of Consolidated Net Worth for the then most recently ended fiscal quarter of the Company and (b) no Default or Event of Default would exist.

11. EVENTS OF DEFAULT.

           An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

       (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

       (b) the Company defaults in the payment of any interest, fees or other amounts on any Note for more than five Business Days after the same becomes due and payable; or

       (c) the Company defaults in the performance or compliance with any term contained in Sections 10.2, 10.3, 10.4, 10.6, 10.7, 10.8 or 10.9; or

       (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer obtaining actual
                                      25
Page 77

knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

       (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

       (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term (other than the Excepted Condition) of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests and other than the Excepted Condition),
(x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, (y) one or more Persons have the currently effective right to require the Company or any Subsidiary so to purchase or repay such Indebtedness, or (z) in the case of voluntary prepayments at the instance of the Company, the Company fails to fulfill any obligation to make prepayment on the date such prepayment becomes due; or

       (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
(iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

       (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed
                                    26
Page 78

against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

       (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

       (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings or (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000; and any such event or events described in clauses (i) through
(iii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

       (k) any Insured Subsidiary shall (i) cease accepting deposits or making commercial loans on the instruction of any Bank Regulatory Authority with authority to give such instruction other than pursuant to an instruction generally applicable to banks organized under the jurisdiction of organization of such Insured Subsidiary, (ii) cease to be an insured bank under the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder or (iii) be required to submit a capital restoration plan of the type referred to in 12 U.S.C. Sec. 1831(b)(2)(C), as amended, re-enacted or redesignated from time to time.

12. REMEDIES ON DEFAULT, ETC.

12.1 Acceleration.

       (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph
(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

       (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

       (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
                                     27
Page 79
           Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2 Other Remedies.

           If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3 Rescission.

           At any time after any Notes have been declared due and payable other than pursuant to paragraph (a) of Section 12.1, the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4 No Waivers or Election of Remedies, Expenses, etc.

           No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs
                                   28
Page 80

and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1     Registration of Notes.

           The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2 Transfer and Exchange of Notes.

           Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

13.3 Replacement of Notes.

           Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

       (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note
                                     29
Page 81

with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

       (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1 Place of Payment.

           Subject to Section 14.2, payments of principal, Make-Whole
Amount, if any, and interest becoming due and payable on the Notes shall be made in San Rafael, California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2 Home Office Payment.

           So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.  EXPENSES, ETC.

15.1 Transaction Expenses.

           Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you or holder of a Note in connection
                                    30
Page 82

with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes
(whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note,
(b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the fees and costs of any holder of Notes for filing both initially and subsequently annually thereafter, the Agreement and related financial information with the Securities Valuation Office of the National Association of Insurance Commissioners, or any successor entity. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2 Survival.

           The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

           All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1 Requirements.

           This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,
(i) subject to the provisions of Section 12 relating to acceleration or
                                     31
Page 83

rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 14.2, 17 or 20.

17.2 Solicitation of Holders of Notes.

       (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

       (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3 Binding Effect, etc.

           Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4 Notes held by Company, etc.

           Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be deemed not to be outstanding.
                                    32
Page 84

18. NOTICES.

           All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,
               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, Westamerica Bancorporation, 4550 Mangels Blvd., Fairfield,
      California 94585, or at such other address as the Company shall have specified to the holder of each Note in writing.
      Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

           This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

           For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently
                                   33
Page 85

becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.
Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Notes (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Notes and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-
4.

21. SUBSTITUTION OF PURCHASER.

           You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the
                                     34
Page 86

accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

22.1 Successors and Assigns.

           All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2 Payments Due on Non-Business Days.

           Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, except in the case of a payment on the final maturity date which shall include such additional days in such computation.

22.3 Severability.

           Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4 Construction.

           Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5 Counterparts.

           This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof,
                                    35
Page 87

Each signed by less than all, but together signed by all, of the parties hereto.
22.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                * * * * *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                            Very truly yours,
                                            WESTAMERICA BANCORPORATION

                                        By:    ___________________________
                                        Name:  David L. Payne
                                        Title: Chairman, President
                                               and Chief Executive Officer
The foregoing is hereby
agreed to as of the
date thereof.

THE NORTHWESTERN MUTUAL LIFE
    INSURANCE COMPANY


By:    ___________________

Name:  ___________________

Title: ___________________


                                   36


Page 88

                                                               SCHEDULE A


   INFORMATION RELATING TO THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                                          	Principal Amount of
Name and Address of Purchaser	                  Notes to be Purchased

THE NORTHWESTERN MUTUAL		                       $15,000,000
     LIFE INSURANCE COMPANY

(1)	All payments by wire transfer of
	immediately available funds to:

            Deutsche Bank Trust Company Americas
            16 Wall Street
            Insurance Unit - 4th Floor
            New York, NY  10005
            ABA #0210-0103-3

      For the account of:

            The Northwestern Mutual Life Insurance Company
            Account No. 00-000-027

      with sufficient information to identify the source of the transfer, the amount of interest, principal or premium, the series of Notes and the PPN

(2)	All notices of payments and written
	confirmations of such wire transfers:

            The Northwestern Mutual Life Insurance Company
            720 East Wisconsin Avenue
            Milwaukee, WI  53202
            Attention:  Investment Operations
            Facsimile:  (414) 665-6998




                                   1
                               Schedule A

Page 89

(3)	All other communications:

           The Northwestern Mutual Life Insurance Company
           720 East Wisconsin Avenue
           Milwaukee, WI  53202
           Attention:  Securities Department
           Facsimile:  (414) 665-7124

(4)	Address for delivery of Notes:

           The Northwestern Mutual Life Insurance Company
           720 East Wisconsin Avenue
           Milwaukee, WI  53202
           Attention:  Christopher J. Menting

Tax Identification Number:  39-0509570







                                     2
                                 Schedule A


Page 90
                                                          SCHEDULE B

                               DEFINED TERMS

           As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

           "Affiliate" means any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Company or (iii) 5% or more of any class of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise.

           "Bank Holding Company Act" means the Bank Holding Company Act of 1956, as amended.

           "Bank Regulatory Authority" means with respect to any Person, the Board of Governors of the Federal Reserve System of the United States, the United States Comptroller of the Currency, the Federal Deposit Insurance Corporation, the State of California Department of Financial Institutions and all other bank or financial institution regulatory authorities (including, without, relevant state bank regulatory authorities) having jurisdiction over such Person.

           "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or San Francisco are required or authorized to be closed.

           "Call Reports" mean the Consolidated Reports of Condition and Income required to be filed quarterly by the Subsidiaries with their banking regulators.

           "Capitalized Lease Obligation" means the amount of aggregate payments due and to become due under all leases required to be capitalized by GAAP.

           "Change of Control" means the acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise.

           "Closing" is defined in Section 3.


                                   1
                               Schedule B
Page 91

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

           "Company" is defined in the first paragraph hereof.

           "Confidential Information"  is defined in Section 20.

           "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

           "Consolidated Indebtedness" means, as of any date of determination, the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

           "Consolidated Net Income" means, with reference to any period, the after-tax net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

           "Consolidated Net Worth" means, at any time, (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

           "Consolidated Tangible Net Worth" means, at any time, the difference between (a) Consolidated Net Worth at such time, and (b) the net book amount of all assets of the Company and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets and any "accumulated other comprehensive income" on the consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

           "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

           "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but

                                     2
                                 Schedule B
Page 92

not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

           "Event of Default" is defined in Section 11.
"Excepted Condition" means the Company's failure to comply with
Section 5.7(b) of that certain Note Agreement dated February 1, 1996 between the Company and the "Purchasers" party thereto with respect to the issuance of the Company's $22,500,000 7.11% Senior Notes due 2006.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Excluded Indebtedness" means, with respect to the Company or any of its Subsidiaries, as of any date of determination, without duplication, any obligation incurred in the ordinary course of its Subsidiaries' business outstanding on such date with respect to (a) (i) any deposits, (ii) any banker's acceptance or letter of credit, (iii) any check, note, certificate of deposit, draft or bill or exchange, in each case issued for the account of any customer and (b) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank or Federal Home Loan Bank obtained in the ordinary course of business, and not in conjunction with any Rescue Loan, (c) any agreement, made by it to purchase or repurchase securities or loans, or to participate in loans, (d) any transaction in the nature of an extension of credit, whether in the form of a commitment, guaranty or otherwise, undertaken for the account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party, (e) any transaction in which such Person acts solely in a fiduciary or agency capacity, (f) any transaction in which a Subsidiary borrows funds in the Federal funds market or (g) other obligations to its customers as such which do not represent obligations with respect to borrowed money.

           "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

           "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

           "Governmental Authority"  means
          (a) the government of

                                      3
                                  Schedule B
Page 93

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

           "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

           "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

           "Indebtedness" with respect to any Person means, at any time, without duplication,

(a)    obligations for borrowed money,

           (b) obligations, contingent or otherwise, relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances;

(c) Capitalized Lease Obligations;

           (d) other items which would be classified as liabilities, in accordance with GAAP, including liabilities for the deferred purchase price for property (except for trade payables in the ordinary course of business);

           (e) obligations to pay the deferred purchase price of property or services, and indebtedness secured by a Lien on property owned or being acquired (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

           (f) obligations to purchase property or services under "take or pay contracts;"

           (g)   obligations with respect to interest rate or currency swaps;
and
           (h) other obligations of a similar character for which such Person has contingent liability as obligor, guarantor, surety, or in respect of which such Person assures a creditor against loss.

                                    4
                                Schedule B
Page 94

           Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness shall not include Excluded Indebtedness.

           "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "Insured Subsidiary" means a subsidiary of the Company which is an "insured depositary institution" within the meaning of 12 U.S.C. Section 1813(c), as amended, re-enacted or redesignated from time to time.

           "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) in any property.

           "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

           "Loans Outstanding" means the sum of loans and direct lease financings, net of unearned income, by the Company and its Subsidiaries on a consolidated basis.

           "Make-Whole Amount" is defined in Section 8.7.

           "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

           "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(b) the validity or enforceability of this Agreement or the Notes.

           "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

           "Net Proceeds Amount" means, with respect to any sale, transfer, lease or other disposition of property, an amount equal to the difference of (i) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such sale, transfer, lease or other disposition) received by such

                                    5
                                Schedule B
Page 95

Person in respect of such sale, transfer, lease or other disposition, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, transfer, lease or other disposition.

           "Non-Performing Assets" means (i) Loans Outstanding that are not accruing interest or have been classified as renegotiated pursuant to the guidelines established by the Federal Financial Institutions Examinations Council, as reported on quarterly financial statements of the Company and its Subsidiaries, plus (ii) Other Real Estate Owned.

           "Notes" is defined in Section 1.


           "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

           "Other Real Estate Owned" means "other real estate owned" as shown on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

           "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

           "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

           "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

           "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.
"Required Holders" means, at any time, the holders of at least
50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or its Subsidiaries or any of its Affiliates).

           "Rescue Loan" means, in the case of any Federal Home Loan bank, an advance made pursuant to 12 CFR Section 950.13, and in the case of any Federal Reserve bank, an advance to (a) an undercapitalized insured depository institution (as defined in 12 CFR Section 201.2) to the extent outstanding for a period exceeding the period set forth in 12 CFR Section 201.3(d)(1)(i) or (ii), or (b) a critically undercapitalized insured depository institution (as defined in 12 CFR Section 201.2) to the extent outstanding for a period exceeding the period set forth in 12 CFR Section 201.3(d)(2).

                                     6
                                 Schedule B
Page 96

           "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

           "Securities Act" means the Securities Act of 1933, as amended from time to time.

           "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

           "Senior Indebtedness" means Consolidated Indebtedness other than Subordinated Indebtedness.

           "Subordinated Indebtedness" means, as of any date of determination, all unsecured Indebtedness of the Company outstanding on such date that is subordinated in right of payment to the Indebtedness evidenced by the Notes pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Required Holders.

           "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

           "Total Capitalization" means the sum of Consolidated Net Worth and Consolidated Indebtedness.












                                     7
                                Schedule B

                                                            EXHIBIT 1


                              FORM OF NOTE

                       WESTAMERICA BANCORPORATION

                 5.31% Senior Note Due October 31, 2013

No. 1                                                       October 31, 2003
$15,000,000                                                 PPN 957090 B* 3



           FOR VALUE RECEIVED, the undersigned, Westamerica Bancorporation (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to The Northwestern Mutual Life Insurance Company, or registered assigns, the principal sum of FIFTEEN MILLION DOLLARS on October 31, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.31% per annum from the date hereof, payable semiannually, on the last day of April and October in each year, commencing on April 30, 2004, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.31% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

           Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America as provided in the Note Purchase Agreement referred to below.

           This Note is one of the Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of October 30, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Company and The Northwestern Mutual Life Insurance Company and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.

           This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's

                                    1
                                 Exhibit 1
attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

           This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

           If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

           This Note and the Note Agreement are governed by, and construed in accordance with, the law of the State of California, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        WESTAMERICA BANCORPORATION


                                        By:   ________________________

                                        Name: ________________________

                                        Title:________________________


















                                      2
                                  Exhibit 1

                                                            EXHIBIT 4.4(a)

                      FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE COMPANY


1. The Company is a corporation duly incorporated, validly existing and in corporate good standing under the laws of California.

2. The execution and delivery by the Company of the Note Agreement and the Note, and the performance by the Company of its obligations under the Note Agreement and the Note, are within the Company's corporate powers and have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered the Note Agreement and the Note.

3. Each of the Note Agreement and the Note constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The execution and delivery by the Company of the Note Documents, and compliance by the Company with the provisions thereof:

      (i) 	will not, to the best of our knowledge, result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any material agreement binding upon the Company;

      (ii) 	will not violate any of the provisions of the Company's Charter or the Company's By-Laws or any law, statute, rule or regulation of the State of California or the laws of the United States of America, or, to the best of our knowledge, any judgment, order, writ, injunction or decree of any court or other tribunal located in the State of California applicable to the Company; and

      (iii) to the best of our knowledge, will not result in the creation or imposition of any Lien on any asset of the Company.

No consent or approval by, or any notification of or filing with, any Governmental Authority of the State of California or the United States of America is required to be obtained or effected by the Company in connection with the execution, delivery and performance by the Company of the Note Documents or the issuance or sale of the Note, except for the filing of an executed copy of the Note Agreement as an exhibit to the Company's periodic reports filed under
Section 13(a) of the Exchange Act.


                                     1
                              Exhibit 4.4(a)

Form of Closing Opinion of Special Counsel for the Company


Page ii

5. Based upon the representations set forth in Section 5 of the Note Agreement, the accuracy of which we have not independently verified or investigated, the issuance, sale and delivery of the Note under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Note or the filing of any notice under the "blue sky laws" of California, the registration of the Note under the Securities Act, or the qualification of the Note Agreement or an indenture under the Trust Indenture Act of 1939, as amended.

6. To the best of our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation except for the review of our firm's internal docket system and discussions with officers of the Company, there is no action, suit or proceeding pending against the Company before any court or arbitrator or any governmental body, agency or official, which, in the event of an adverse decision, could reasonably be expected to have a Material Adverse Effect.

7.    The issuance of the Note and the use of the proceeds of the sale of the
Note in accordance with the provisions of and as contemplated by the Note Agreement (including, without limitation, the representations and warranties set forth in the Note Agreement) do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal
Reserve System.

8. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and Regulation Y (12 C.F.R., Part
225), as amended.

9. The Company is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.













                                    2
                              Exhibit 4.4(a)

Page 101
                                                            EXHIBIT 4.4(b)


                    FORM OF OPINION OF SPECIAL COUNSEL
                              TO THE PURCHASER


1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of California.

2. The Company has the corporate power to execute and deliver the Note Purchase Agreement, to issue and sell the Note and to perform its obligations set forth in the Note Documents.

3. The Note Documents have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance of injunctive relief, regardless of whether enforceability is considered in a proceeding in equity or at law.

4. Assuming the accuracy of (i) the Company's representations in Section 5.13 of the Note Purchase Agreement and (ii) your representations in Section 6.1 of the Note Purchase Agreement, it is not necessary in connection with the execution and delivery of the Note under the circumstances contemplated by the Note Purchase Agreement to register the Note under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

5. Neither the extension of credit nor the use of proceeds provided in the Note Purchase Agreement will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.





                                    1
                               Exhibit 4.4(b)